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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement, as amended, (Forms S-8, No. 2-90646; No. 33-21509; No. 33-48980) pertaining to the 1984 Stock Option and Employment Agreement of American Shared Hospital Services; the Registration Statement (Form S-8, No. 33-45999) pertaining to the American Shared Hospital Services 1991 Employee Stock Bonus Plan; the Registration Statement (Form S-8, No. 333-08009) pertaining to the 1995 Stock Option Plan of American Shared Hospital Services; the Registration Statement, as amended, (Form S-3, No. 333-12879) pertaining to the registration of 2,679,047 of Common Shares of American Shared Hospital Services; and the Registration Statement, as amended, (Form S-3, No. 33-63721) pertaining to the registration of 1,290,853 of Common Shares of American Shared Hospital Services and 441,147 Warrants to purchase Common Shares of American Shared Hospital Services and in the related Prospectuses of our report dated February 27, 1998 with respect to the consolidated financial statements and schedule of American Shared Hospital Services included in this Annual Report (Form 10-K) for the year ended December 31, 1997.

                                        Ernst & Young LLP



March 30, 1998
Walnut Creek, California